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                                                                    EXHIBIT 23.4

We consent to the incorporation by reference in this registration statement of Vulcan Materials Company on Form S-3 (File No. 333-68895) of our report dated March 2, 1999, on our audits of the consolidated financial statements of CalMat Co. and subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Current Report on Form 8-K/A of Vulcan Materials Company, dated January 6, 1999, and filed March 19, 1999. We also consent to the reference to our firm under the caption Experts.


                                   /s/ PricewaterhouseCoopers LLP
                                   --------------------------------
                                   PricewaterhouseCoopers LLP


Los Angeles, California
March 29, 1999